Joint Filer Information

Title of Security:	Common Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Warrants
Issuer & Ticker Symbol:	ECHO THERAPEUTICS, INC. [ECTE]
Designated Filer:	Platinum Partners Value Arbitrage Fund L.P.
Other Joint Filers:
Platinum Long Term Growth VII, LLC (“Platinum VII”);
Platinum Partners Liquid Opportunity Master Fund L.P. (“PPLO”);
Platinum-Montaur Life Sciences, LLC (“Platinum-Montaur”);
Platinum Management (NY) LLC (“Platinum Management”),
Platinum Liquid Opportunity Management (NY) LLC (“Platinum Liquid Management”);
Mark Nordlicht; and
Uri Landesman

Addresses:
The address of each of the Platinum VII, Platinum-Monataur, Platinum Management, Platinum Liquid Management, Mr. Nordlicht and Mr. Landesman is 152 West 57th Street, 4th Floor, New York, New York 10019.

PPLO has an address at c/o Platinum Management, 152 West 57th Street, 4th Floor, New York, New York 10019

Signatures:

Dated:  July 22, 2013

PLATINUM LONG TERM GROWTH VII, LLC

By:  /s/ Uri Landesman
             Uri Landesman, President

PLATINUM PARTNERS LIQUID OPPORTUNITY MASTER FUND L.P.

By:  /s/ Uri Landesman
             Uri Landesman, President

PLATINUM-MONTAUR LIFE SCIENCES, LLC

By:  /s/ Uri Landesman
             Uri Landesman, President

PLATINUM MANAGEMENT (NY) LLC

By:  /s/ Uri Landesman
             Uri Landesman, President

PLATINUM LIQUID OPPORTUNITY MANAGEMENT (NY) LLC

By:  /s/ Uri Landesman
             Uri Landesman, President

/s/ Mark Nordlicht
     Mark Nordlicht

/s/ Uri Landesman
     Uri Landesman